UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers

On August 15, 2015, Joseph D. Horan, age 58, assumed the role of interim Chief Accounting Officer and Controller of Voya Financial, Inc. (the “Company”). As of that time, Steven T. Pierson, the Company’s former Chief Accounting Officer and Controller, assumed the role of Chief Auditor for the Company. Mr. Horan’s appointment and Mr. Pierson’s transition from his prior position have previously been announced by the Company.

Mr. Horan previously served as the Company’s Senior Vice President and Deputy Corporate Controller from November 2011. Prior to that time, he was the Senior Vice President and Chief Operating Officer, Fixed Income, for the Company’s Voya Investment Management subsidiary, a role he had served in since 2008.

Mr. Horan will continue to participate in the Company’s Incentive Compensation Plan, pursuant to which Mr. Horan is eligible to receive an annual cash incentive payment based upon achievement of company-wide performance goals. Mr. Horan will also continue to participate in the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan and the Voya Financial, Inc. 2013 Omnibus Employee Incentive Plan, pursuant to which Mr. Horan receives or has received grants of equity-based awards. A further description of these plans is included in the Company’s Definitive Proxy Statements on Schedule 14A filed with the Securities and Exchange Commission on June 16, 2014, and April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ TREVOR OGLE

Name:	Trevor Ogle
Title:	Senior Vice President and
Deputy General Counsel

Dated: August 20, 2015